UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2023

TREACE MEDICAL CONCEPTS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40355	47-1052611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Palmetto Park Place

Ponte Vedra, Florida 32081

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (904) 373-5940

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TMCI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On June 1, 2023, Treace Medical Concepts, Inc. (the “Company” or “TMCI”) posted an investor presentation on its website at investors.treace.com and issued a press release relating to the Company’s plan to acquire certain assets of MIOS Marketing, LLC d/b/a RedPoint Medical3D (“RPM-3D”) used in providing pre-operative planning and patient-specific guides for the surgical correction of foot and ankle deformities.

A copy of the investor presentation and press release are attached as Exhibit 99.1 and 99.2 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Section 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such a filing. The furnishing of this information hereby shall not be deemed an admission as to the materiality of any such information.

Item 8.01	Other Events.

On June 1, 2023, TMCI entered into an asset purchase agreement (the “APA”) with RPM-3D and certain owners of RPM-3D. Under the APA, TMCI will acquire at closing certain intellectual property, including patent applications and proprietary processes, a regulatory clearance, inventory, contracts, licenses, software, hardware, marketing materials and other related assets used in pre-operative planning and providing patient-specific guides for the surgical correction of foot and ankle deformities.

TMCI will pay RPM-3D an aggregate purchase price of up to $30.0 million, payable as follows: $20.0 million upon closing, $3.5 million upon completion of certain transition services milestones at 12 months of the closing date, $3.5 million upon completion of certain technological advancement milestones within 12 months of the closing date, and, subject to prior completion of the transition services and the technological advancement milestones, up to $3.0 million upon the issuance of certain patent claims.

The APA contains closing conditions, representations, warranties and covenants of the parties that are customary for agreements of its type. Each of TMCI and RPM-3D agreed to certain indemnification obligations for damages suffered in connection with the breach of their respective representations, warranties, covenants or agreements contained in the APA; RPM-3D agreed to certain indemnification obligations for taxes attributable to RPM-3D and liabilities not expressly assumed by TMCI; and TMCI agreed to certain indemnification obligations for post-closing liabilities attributable to contracts expressly assumed by TMCI, subject in each case to customary limitations.

Item 9.01	Financial Statements and Exhibits.
Exhibit No.	Description
99.1	TMCI's Investor Presentation dated June 1, 2023
99.2	Press Release of Treace Medical Concepts, Inc. issued on June 1, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREACE MEDICAL CONCEPTS, INC.

Date: June 1, 2023	By:	/s/ Mark L. Hair
Mark L. Hair
Chief Financial Officer